EXHIBIT 13.19

Name: Equity Fund 1 Under Review

Type: Email

Platform: Email

Date Posted/Sent: 08JUN2022

Hey,

Don’t you just love it when you start seeing real PROGRESS!

Whether that’s movement on your next investment deal or seeing the operations in your rental business come together like the final piece in a perfectly fitting puzzle...

It’s an awesome feeling!

That’s why I’m proud to report we’ve hit another milestone with ADPI Capital™ and Equity Fund 1™.

(drum roll please)…

We’re officially under SEC Review

Queue the deflating balloons and sad Price is Right tune

But seriously, this is a big step.

Typically it takes months for the SEC to review and qualify something as complex as Equity Fund 1™ and we are making great progress.

In fact, we’re getting ready to turn in our first round of responses to SEC comments (which we happen to think are rock solid)!

So what does this mean?

Well, it means that we are well on our way to SEC qualification which means we are even closer to putting your hard-earned capital to work in passive commercial real estate opportunities

If you’re interested in participating in Equity Fund 1™ and still haven’t reserved your spot - there’s still time

Just follow the steps below and in less than 2 minutes you can create your secure profile, register your interest, and get on the Official Investor Waitlist for ADPI Capital™ and Equity Fund 1™

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Get Started Now!

Cheers,

Kevin Brenner

Director of Investor Relations, ADPI Capital™

Host, ADPI Podcast

invest@adpicapital.com

P.S. In case you’re wondering since we’ve launched last month, we’ve accepted over 230+ investors and racked up an impressive $2M+ in investor interest

P.P.S. There’s still time to get on the waitlist. After you register you’ll be all set to receive advanced notice of when we are officially qualified and when we’ll be able to accept capital contributions! to the Fund!

The information provided herein does not, and is not intended to, constitute legal advice; instead, all information, content, and materials are for general informational purposes only. Information contained herein may not constitute the most up-to-date legal or other information. Readers should contact their attorney to obtain advice with respect to any particular legal matter. No reader should act or refrain from acting on the basis of    information contained herein without first seeking legal advice from counsel in the relevant jurisdiction.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent into the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund’s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund’s offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission (“SEC”) and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC. Visit https://bit.ly/39zVgPa to review our preliminary offering circular.

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